Exhibit 4.3


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                              DATED 2 OCTOBER 2002





                                (1) EBOOKERS PLC

                                      -and

                               (2) DINESH DHAMIJA


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                                OPTION AGREEMENT
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CONTENTS

1. MEANINGS OF WORDS USED.....................................................1

2. GRANT OF OPTIONS...........................................................2

3. OPTION PRICE...............................................................3

4. VARIATIONS IN SHARE CAPITAL................................................3

5. EXERCISE AND LAPSE - GENERAL CLAUSE........................................4

6. EXERCISE AND LAPSE - EXCEPTIONS TO THE GENERAL CLAUSES.....................5

7. EXERCISE OF OPTIONS........................................................9

8. GENERAL...................................................................10

9. GOVERNING LAW.............................................................11


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THIS OPTION AGREEMENT is made on

2 October 2002

BETWEEN

(1) EBOOKERS PLC, a company incorporated under the laws of England, with its registered office at Fleetway House, 25 Farringdon Street, London EC4A 4AB ("Company")

(2) DINESH DHAMIJA of 5B Plateau de Frontenex1208 Geneva, Switzerland, ("Optionholder")


WHEREAS this option agreement is supplemental to and is in replacement of the option agreement dated 21 October 1999 (the "Original Agreement") pursuant to which the Options were granted and this agreement shall take effect as a restatement of the Original Agreement and as a variation to it insofar as the terms of this agreement differ from the terms of the Original Agreement.


1.  MEANINGS OF WORDS USED


1.1      In this Agreement:

"Business Day" means a day on which the Nasdaq National Market is open for the transaction of business;

"Control" has the meaning given to it by section 840 of the Taxes Act;

"Date of Grant" means the 21 October 1999;

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"Date of Exercise" has the meaning ascribed to in clause 7.3;

"Directors" means the board of directors of the Company or a duly authorised committee of it;

"IPO Date" means the date on which the Company is first quoted on the Nasdaq National Market;

"Member of the Group" means:

     (i)  the Company; and

     (ii) its Subsidiaries from time to time; and

    (iii) any other company which is associated with the Company and is designated by the Directors as a Member of the Group;

"Option" means either an Option A, Option B, Option C, Option D or Option E;

"Option Period" means a period starting on the Date of Grant of an Option and ending on the day before the 10th anniversary of the Date of Grant;

"Option Price" means the amount payable for each Share on the exercise of an Option calculated as described in clause 3;

"Shares" means fully paid ordinary shares in the capital of the Company.

"Subsidiary" means a company which is a subsidiary of the Company within the meaning given to it by Section 736 of the Companies Act 1985.

"Taxes Act" means the Income and Corporation Taxes Act 1988.

"Vesting Date" means the date on which an Option becomes exercisable under clause 5.1 and an Option which has become so exercisable is referred to in this agreement as a "vested option", and the term "unvested option" shall mean an Option which has not become so exercisable.

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2. GRANT OF OPTIONS

2.1  Grant of Options

The Company hereby grants to the Optionholder on the terms of this Agreement:

2.1.1 an option to acquire such number of Shares as is equal to 1 per cent of the ordinary share capital of the Company on the Business Day immediately preceding the Date of Exercise ("Option A");

2.1.2 an option to acquire such number of Shares as is equal to 1 per cent of the ordinary share capital of the Company on the Business Day immediately preceding the Date of Exercise ("Option B");

2.1.3 an option to acquire such number of Shares as is equal to 1 per cent of the ordinary share capital of the Company on the Business Day immediately preceding the Date of Exercise ("Option C");

2.1.4 an option to acquire such number of Shares as is equal to 1 per cent of the ordinary share capital of the Company on the Business Day immediately preceding the Date of Exercise ("Option D");

2.1.5 an option to acquire such number of Shares as is equal to 1 per cent of the ordinary share capital of the Company on the Business Day immediately preceding the Date of Exercise ("Option E");

subject to the Rules.

2.2  No payment

The Optionholder is not required to pay for the grant of any Option.

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2.3  Disposal restrictions

Except for the transmission of an Option on the death of the Optionholder to his personal representatives, neither an Option nor any rights in respect of it may be transferred, assigned or otherwise disposed of by the Optionholder to any other person.

3.   OPTION PRICE

The Option Price of each of the Options granted under this Agreement will be as follows:


3.1  Option A: US$100,000 divisible by the number of Shares comprised in Option
     A;

3.2  Option B: US$200,000 divisible by the number of Shares comprised in Option
     B;

3.3  Option C: US$300,000 divisible by the number of Shares comprised in Option
     C;

3.4  Option D: US$350,000 divisible by the number of Shares comprised in Option
     D;

3.5  Option E: US$400,000 divisible by the number of Shares comprised in Option
     E;

4.   VARIATIONS IN SHARE CAPITAL

4.1  Adjustment of options

It may happen that there is a variation in the equity share capital of the Company, including a capitalisation or rights issue, sub-division, consolidation or reduction of share capital. If this happens, the Directors may, subject to the consent of the Optionholder, adjust the following in any way (including retrospective adjustments) provided that any such adjustment does not adversely affect the rights of the Optionholder:

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4.1.1  the number or nominal amount of Shares comprised in each Option; and

4.1.2  the Option Price.

4.2  Nominal value

The Option Price of an Option to acquire may be adjusted to a price for each Share less than its nominal value. The Option Price of an Option to subscribe for Shares may only be adjusted to a price for each Share less than its nominal value, only if the Directors resolve to capitalise the reserves of the Company in an amount equal to the difference between the adjusted Option Price payable for the Shares to be issued on exercise, and the nominal value of such Shares on the date of allotment of the Shares.

4.3  Demergers

Options may also be adjusted as described in clause 6.5 if the Company makes an exempt distribution by virtue of section 219 of the Taxes Act or other distribution in specie including a demerger.

4.4  Notice

The Directors shall immediately notify the Optionholder of any adjustment made under this clause 4.

5  EXERCISE AND LAPSE - GENERAL CLAUSE

5.1  Exercise

Subject to clause 5.2 and except where Exercise is allowed as described in clause 6, Options can only be exercised:

5.1.1 in the case of Option A, the Vesting Date of which was 16 May 1999, at any time;

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5.1.2 in the case of Option B, after the IPO Date;

5.1.3 in the case of Option C, on or after the date six months after the IPO
Date;

5.1.4 in the case of Option D, on or after the date 12 months after the IPO
Date;

5.1.5 in the case of Option E, on or after the date 24 months after the IPO Date; and so long as the Optionholder is a director or employee of a Member of the Group.

5.2 Lapse

An Option will lapse on the earliest of:

5.2.1 in the case of an unvested option, the date the Optionholder ceases to be a director or employee of a Member of the Group, unless any of the provisions in clause 6 apply; or

5.2.2 in the case of both vested and unvested options any date specified in clause 6, if applicable;

5.2.3  the expiry of the Option Period, unless clause 6.2 (death)applies.

For the purposes of clause 5.2.1 above the Optionholder will not be treated as ceasing to be a director or employee of the Member of the Group if on that date he is employed by another Member of the Group.

6.  EXERCISE AND LAPSE - EXCEPTIONS TO THE GENERAL CLAUSES

6.1  Cessation of employment

6.1.1 If the Optionholder ceased to be a director or an employee of any Member of the Group for any of the reasons set out below, he may exercise his unvested Options within 24 months of such cessation. The Directors may, however, extend this period at their discretion. The reasons are:

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6.1.1.1 ill-health, injury, disability or redundancy (within the meaning of the
Employment Rights Act 1996); or

6.1.1.2 retirement following the terms of an Optionholder's contract of employment;

6.1.1.3 early retirement by agreement with the Optionholder's employer;

6.1.1.4 the Optionholder's employing company ceasing to be under the Control of the Company;

6.1.1.5 a transfer of the undertaking, or the part of the undertaking in which the Optionholder works, is a person who is neither under the Control of the Company nor a Member of the Group.

If the Optionholder ceases to be a director or an employee of any Member of the Group for any other reason the Directors may allow the Optionholder to exercise unvested Options during a period specified by them. This period may, but need not, be the same as the period set out in this clause 6.1.1.

6.1.2 To the extent that any Option exercisable under this clause 6.1:

6.1.2.1 cannot be exercised after the end of the Option Period;

6.1.2.2 is not exercised within the period specified;

it will lapse at the end of the period.

6.1.3 Nothing in this clause 6.1 shall affect the right of the Optionholder to exercised any vested options following his ceasing to be a director of, or employed by, any Member of the Group.

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6.2  Death

If the Optionholder dies, his Options may be exercised by his personal representatives within two years of his death. To the extent that any Option exercisable under this clause 6.2 is not so exercised, it will lapse at the end of the two year period.

6.3  Takeovers

It may happen that as a result of any offer made to the holders of Shares, the Directors become aware that the right to cast more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the Company has or will become vested in the offeror, any company controlled by the offeror, and any person associated with or acting in concert with the offeror. If this happens, the Directors will notify in writing the Optionholder of this as soon as possible after becoming so aware.

The Optionholder will be entitled at any time during the Change of Control Period (see below) to exercise his Options. The Options will only lapse at the end of the Change of Control Period if the Directors give notice to the Optionholder before the end of the Change of Control Period specifying that the Options will lapse.

6.3.1 Change of Control Period" means a period of three months starting on the later of:

6.3.1.1 the date the Directors' notification under this clause 6.3; and

6.3.1.2 the date on which the person making the offer obtains Control of the Company.

6.3.2 The Directors will, as soon as possible, notify the Optionholder of the last date of the Change of Control Period.

6.4 Company reconstructions

It may happen that under section 425 of the Companies Act 1985 a court directs that a meeting of the holders of Shares be convened to consider a scheme of arrangement involving the Company. If this happens:

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6.4.1 the Optionholder may conditionally exercise his Options from the day on which the court orders a shareholders' meeting to 12.00 noon on the day before the day of that meeting. Any Option not exercised by the end of that period will become unexercisable and will lapse; and

6.4.2 the Directors will try to arrange for the proposals relating to the holders of the Shares, to apply to the Optionholder provided that he has conditionally exercised his Options before 12.00 noon on the day before the day of the shareholders' meeting.

6.5  Demergers and other significant distributions

It may happen that the Directors become aware that the Company is or is expected to be effected by any demerger, dividend in specie, super dividend or other transaction which, in the opinion of the Directors, would affect the current or future value of any Option. If this happens, the Directors will act on the advice of the Optionholder and may, acting fairly, reasonably and objectively, in their discretion, allow some or all Options to be exercised. The Directors will specify the period of exercise or such Options and whether the Options will lapse at the end of the period.

6.6  Winding up

6.6.1 It may happen that notice is duly given to members of a resolution for the voluntary winding up of the Company. If this happens, Options may be exercised until the start of the winding-up within the meaning of the Insolvency Act 1986 (but the exercise of any Option in these circumstances will be of noeffect if the resolution is not passed). All Options will lapse on a winding-up of the Company unless exercised before the winding-up starts.

6.6.2 It may happen that the Company is wound-up by the court. If this happens, Options may be exercised within 2 months after the date of the winding-up order. However, the liquidator or the court (if appropriate) must authorise the issue of Shares after such exercise, and the Optionholder must apply for this authority and pay his application costs. Any Options not exercised during the 2 month period will lapse at the end of the period.

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6.7  Overseas transfer

6.7.1 It may happen that the Optionholder is transferred to work in another country, and still continues to hold an office or employment with a Member of the Group and, as a result of that transfer, the Optionholder may either:

6.7.1.1 suffer a tax disadvantage in relation to his Options (this being shown to the satisfaction of the Directors); or

6.7.1.2 before subject to restrictions on his ability to exercise his Options or to hold or deal in the Shares or the proceeds of the sale of the Shares acquired on exercise because of the security laws or exchange control laws of the country to which he is transferred.

6.7.2 If this happens, the Optionholder may exercise the Option during the period starting three months before and ending three months after the transfer takes place. If he does not exercise his Options, following this clause, the usual exercise clauses will apply to them at the appropriate times.

7.  EXERCISE OF OPTIONS

7.1  Exercise

The Optionholder can exercise his Option validly only in the way described in, and subject to, this clause 7.

7.2  Manner of Exercise

Options must be exercised by notice in writing delivered to the Secretary of the Company or other duly appointed agent. The notice of exercise of the Option must be completed, signed by the Optionholder or by his appointed agent, and must be accompanied by correct payment in full of the Option Price for the number of Shares being acquired.

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7.3  Date of Exercise

7.3.1 Subject to clause 7.3.2 the Date of Exercise will be the date of receipt by the Secretary of the Company or duly appointed agent of the documents and payment referred to in clause 7.2.

7.3.2 It may happen that any statute, regulation or code adopted by the Company prohibits the exercise of Options, or the Company Secretary reasonably believes it so prohibits. If this happens, the Date of Exercise will be either the date described in clause 7.3, or, if later, the date when the Optionholder is permitted or the Company Secretary believes the Optionholder is permitted to exercise an Option. However, this Clause does not extend any period in which an Option is exercisable.

7.4  Issue or transfer

Subject to clause 7.5 (consents):

7.4.1 Shares to be issued following the exercise of an Option will be issued within 30 days of the Option Exercise Date.

7.4.2 The Directors will procure the transfer of Shares to be transferred following the exercise of an Option within 30 days of the Option Exercise Date.

7.5  Rights

7.5.1 Shares issued on the exercise of an Option will rank equally in all respects with the Shares in issue on the date of allotment. They will not rank for any rights attaching to Shares by reference to a record date preceding the date of allotment.

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7.5.2 Where shares are to be transferred on the exercise of an Option, the
Optionholder will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date. He will not be entitled to rights before that date.

7.6  Consents

All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in the United Kingdom or elsewhere. The Optionholder will be responsible for complying with any requirements to be fulfilled in order to obtain or avoid the necessity for any such consent.

7.7  Articles of Association

Any Shares acquired on the exercise of Options will be subject to the Articles of Association of the Company from time to time in force.

8.  GENERAL

8.1  Notices

Any notice or other document which has to be given under or in connection with this Agreement may be delivered to the Optionholder or sent by post to him at the address shown in this Agreement or his home address as from time to time amended and notified to the Company. Any notice or other document which has to be given to the

Company under or in connection with this Agreement may be delivered or sent by post to it as its registered office (or such other place as the Directors may from time to time decide and notify to the Optionholder). Notices sent by post will be deemed to have been given on the second day after the date of posting.

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8.2  Availability of Shares

The Company will keep available for allotment sufficient unissued Shares for all Options under which Shares may be subscribed or will procure that sufficient Shares are available for transfer for all Options under which Shares may be acquired.

8.3  Terms of employment

8.3.1 If the Optionholder ceases to be an employee of any Member of the Group because of dismissal or termination of employment (howsoever caused) or who is under notice of termination of employment the Optionholder will in no circumstances be entitled to claim any compensation in relation to any unvested options respect of the operation of the Agreement or the provisions of any tax laws. If necessary, the Optionholder's terms of employment will be varied accordingly.

8.3.2 Nothing in this clause 8.3 shall prevent the Optionholder from asserting any rights in respect of vested Options.

8.4  Withholding

The Company, any employing company or the trustees of any employee benefit trust may withhold any amount and make any such arrangement as it consider;; necessary to meet any liability to income tax, employee national insurance contributions and stamp duty (provided that, in respect of stamp duty, the Company undertakes to remit the same to the Inland Revenue on the Optionholder's behalf) in respect of Options granted to the Optionholder pursuant to this Agreement. These arrangements may include the sale of any Shares on behalf of the Optionholder, unless the Optionholder discharges the liability himself.

9.  GOVERNING LAW

English law governs this Agreement and all Options and their construction.

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IN WITNESS whereof the parties have executed and delivered this Agreement as a deed on the day and year first above written

EXECUTED as a deed and delivered by EBOOKERS PLC acting by:

S Talwar, Director                    /s/__Sanjir Talwar____

H O'Byrne, Secretary                  /s/__Helen O'Byrne____

EXECUTED as a DEED and delivered by:  /s/__Dinesh Dhamija___
DINESH DHAMIJA

In the presence of
Witness Signature
A Ellis